Exhibit 32.1
CERTIFICATION
In connection with the periodic report of XTI Aerospace, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2024 as filed with the Securities and Exchange Commission (the “Report”), we, Scott Pomeroy, Chief Executive Officer (Principal Executive Officer) and Brooke Turk, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of our knowledge:
(1).The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and
(2).The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: August 14, 2024

/s/ Scott Pomeroy
Scott Pomeroy Chief Executive Officer (Principal Executive Officer)

/s/ Brooke Turk
Brooke Turk Chief Financial Officer (Principal Financial and Accounting Officer)